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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): January 20, 2003

                                HLM DESIGN, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)


               1-14137                          56-2018819
          (Commission File                   (I.R.S. Employer
               Number)                       Identification No.)

       121 West Trade Street, Suite 2950, Charlotte, North Carolina 28202
       (Address of principal executive offices)                 (Zip code)

                                 (704) 358-0779
              (Registrant's telephone number, including area code)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

As previously reported on Form 8-K filed on January 21, 2003, on January 20, 2003, Deloitte & Touche LLP ("D&T") notified HLM Design, Inc. (the " Company") that, upon D&T's completion of its review of the quarter ending January 31, 2003, D&T would resign as the Company's independent auditors. On March 17, 2003, the Company filed its Quarterly Report on Form 10-Q for the period ended January 31, 2003. This filing represents the completion of D&T's quarterly review procedures for the period ended January 31, 2003.

The reports of D&T's on the Company's consolidated financial statements for the fiscal years ended May 2, 2002 and April 27, 2001 do not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended May 2, 2002 and April 27, 2001 and the subsequent interim periods through March 17, 2003 there were no disagreements on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of D&T would have caused it to make reference to the subject matter of disagreement(s) in connection with its reports.

With the recommendation of the Audit Committee of the Company's Board of Directors, the Company's Board of Directors has appointed PricewaterhouseCoopers LLP ("PWC") as the Company's independent auditors for the remainder of the year ending May 2, 2003. PWC's appointment shall be effective as of March 28, 2003.

ITEM 7.  EXHIBITS

99.1 Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated March 24, 2003.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                HLM DESIGN, INC.


Date:  March 24, 2003           By: /s/ Vernon B. Brannon
                                    ---------------------
                                     Vernon B. Brannon
                                     Senior Vice President, Chief Financial
                                     Officer